Exhibit 32

Certification Pursuant to Rule 13a-14(b) or 15d-14(b) of the Securities and Exchange Act of 1934 and Pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The certification set forth below is being submitted in connection with the Quarterly Report on Form 10-Q for the period ended September 30, 2009 (the “Report”) for the purpose of complying with Rule 13a-14(b) or Rule 15d-14(b) of the Securities Act of 1934 (the “Exchange Act”) and Section 1350 of Chapter 63 of Title 18 of the United States Code.

Ann D. Murtlow, President and Chief Executive Officer and Kirk B. Michael, Senior Vice President and Chief Financial Officer of IPALCO Enterprises, Inc. (“IPALCO”), each certifies that, to the best of his or her knowledge:

  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Exchange Act; and
  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IPALCO.

Date:	November 5, 2009	By:	/s/ Ann D. Murtlow
Ann D. Murtlow
President and Chief Executive Officer

Date:	November 5, 2009	By:	/s/ Kirk B. Michael
Kirk B. Michael
Senior Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to IPALCO and will be retained by IPALCO and furnished to the Securities and Exchange Commission or its staff upon request.